EXHIBIT 10.6

SPAR GROUP, INC.

RSU GRANT

This Restricted Stock Unit Contract has been entered into and is effective as of August 2, 2021 (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided herein, this "Contract"), between the SPAR Group, Inc., a Delaware corporation ("SGRP" or the "Corporation"), currently having an address at 1910 Opdyke Court, Auburn Hills, MI 48326, and William Linnane (the "Grantee" or "Awardee"), currently having an address at 22438 North Greenmeadow Drive, Kildeer, IL 60047. The Grantee and the Corporation may be referred to individually as a "Party" and collectively as the "Parties".

W I T N E S S E T H:

1.    Restricted Stock Unit Grant, No Plan, and Certain Definitions. The Corporation, in accordance with the resolution made by the Board of Directors of the Corporation hereby irrevocably grants the following inducement restricted stock units ("RSUs") to the Grantee, with each RSU representing Grantee's right to be issued on a future date, to the extent then vested, one share of the Common Stock, $.01 par value per share, issued by SGRP ("Common Stock"): issued and effective on the date of this Contract RSUs having an aggregate Fair Market Value of $50,000 as of the date of this Contract (which was $1.86 per share), which shall be automatically issued and effective and shall be recorded by the Corporation on its books and records on such date.

This Contract and the RSUs granted hereunder are an inducement award and not granted under, subject to or governed by any past, present or future SGRP stock compensation plan. Certain Mutual Definitions and Interpretations (and other provisions) applicable to this Contract are set forth in Exhibit A hereto (as the same may thereafter be supplemented, modified, amended, restated or replaced from time to time, the "Mutual Interpretations"). Capitalized terms used and not otherwise defined herein shall have the meanings respectively assigned to them in the Mutual Interpretations. The Mutual Interpretations and all other exhibits and schedules attached to or incorporated by reference into this Contract are part of and incorporated by reference into this Contract as if fully set forth herein.

2.    No Employment Agreement, No Stock Rights, and Other Agreements not Affected. Nothing in this Contract shall confer any right on the Grantee to become or continue as an employee of any SGRP Company, shall confer any voting, dividend or other stockholder right on the Grantee under any share of Common Stock, or shall in any way limit or restrict in any way with any right of any SGRP Company to terminate the Grantee's employment at any time for any reason whatsoever. The Grantee and the Corporation may enter or may have entered into other separate agreements. This Contract does not replace, amend or affect any other written stock option, offer of employment, severance, separation, termination or other agreement of between the Grantee and the Corporation (each a "Separate Agreement") and no other agreement shall replace, amend or affect this Contract (unless specifically referencing this Contract by name and date).

The Grantee shall not have the rights of a stockholder with respect to such shares of Common Stock to be received hereunder until the date of issuance of a stock certificate to the Grantee for such shares or, in the case of uncertificated shares, until the date an entry is made on the books of the Corporation's transfer agent representing such shares.

3.    Vesting and Payment. Except for any earlier vesting provided in this Contract, RSUs granted and issued hereunder shall, provided that the Grantee is then an employee of the Corporation, become fully vested on the anniversary of the date the RSUs are issued (e.g. RSUs issued on August 2, 2021 , would fully vest on August 2, 2022, and immediately upon vesting the Grantee is entitled to receive and shall receive from the Corporation, without any payment by the Grantee to the Corporation (other than required tax withholding amounts), one share of Common Stock for each RSU or, in the Corporation's sole discretion, an amount equal to the product of multiplying: (i) the number of such shares of Common Stock under the vested RSU by; (ii) the Fair Market Value per share on the date of vesting (such amount, the "RSU Value"), or a combination thereof. Payment to Grantee hereunder shall be made in cash or shares of Common Stock, or such combination thereof, as determined by the Corporation. Any payment in shares of Common Stock shall be affected in book entry or electronic form, provided that issuance and delivery in certificated form shall occur if the Grantee so requests in writing or the Corporation so directs.

4.    Dividends and Other Distributions. Until the RSUs are fully vested, the Grantee shall have no rights to dividends and other distributions made in cash or property with respect to the RSUs other than shares of Common Stock that would have been paid with respect to the shares represented by those RSUs if such shares were outstanding. If any deemed dividends or other distributions would be paid in shares of Common Stock with respect to the RSUs, such shares shall be considered to increase Grantee's RSUs with respect to which they were declared based on one share equaling one RSU.

5.    Early Vesting and Termination. Except to the extent more favorable treatment may otherwise be expressly accorded to the Grantee in this Contract or in any Separate Agreement:

(a)    Death. If the Grantee dies while the Grantee is an employee of any SGRP Company and before vesting pursuant to 3 above the RSUs granted and issued to the Grantee under this Contract will become fully vested automatically and immediately notwithstanding any vesting schedule in the Contract.

(b)    Disability. If the Grantee is no longer employed by any SGRP Company due to the Grantee's Disability and prior to vesting pursuant to 3 above, the RSUs granted and issued to the Grantee under this Contract will become fully vested automatically and immediately notwithstanding any vesting schedule in the Contract.

(c)    Leave of Absence. An individual on military leave, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of this Contract during such leave if the period of the leave does not exceed 90 days, or, if longer, so long as the individual's right to re-employment with or re-engagement by such SGRP Company, as the case may be is guaranteed either by statute or by contract or such SGRP Company has consented by policy or in writing to a longer absence. If the period of leave exceeds 90 days and the individual's right to re-employment is not guaranteed by statute, contract, policy or consent, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

6.    Adjustments upon Changes in Common Stock and Extraordinary Events. Notwithstanding any other provision of this Contract, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, spin-off, split-up, combination or exchange of shares or the like that results in a change in the number or kind of shares of Common Stock that were outstanding immediately prior to such event, the aggregate number and kind of shares subject to outstanding RSUs shall be appropriately adjusted by the SGRP Compensation Committee to preserve the inherent economic value of the Grant and the intent and purposes of this Contract, consistent with this Contract and the applicable provisions of the Internal Revenue Code of 1986, as amended ("Code"), ERISA, Securities Law, Exchange Rules, Accounting Standards and other Applicable Law, and this mandatory adjustment and the SGRP Compensation Committee's determination of the mechanics of its implementation shall be conclusive and binding on all Parties and take effect on the Corporation's written notice to the Grantee. Such adjustment may provide for the elimination of fractional shares that might otherwise be subject to the Award without payment therefore and for the rounding up to the next whole cent in the case of exercise prices. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section if such adjustment: (i) would cause this Contract to fail to comply with Section 409A of the Code or with Rule 16b-3 (if applicable to such Award); or (ii) would be considered as the adoption of a plan requiring stockholder approval.

7.    Grantee's Acknowledgments and Agreements. The Grantee acknowledges, represents and warrants to and agrees with the Corporation that:

(a)    No Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), covers or will cover this Contract, the RSUs, or any of the shares of Common Stock distributable hereunder; and neither the Corporation nor any of its Representatives has ever promised or agreed to in any way ever prepare or file such a Registration Statement;

(b)    The shares of Common Stock to be issued under the RSUs, if any, will be acquired by the Grantee for his own account, for investment only and not with a view to the resale or distribution thereof. In any event, the Grantee shall notify the Corporation of any proposed resale of the shares of Common Stock issued to him hereunder;

(c)    Any subsequent resale or distribution of shares of Common Stock by the Grantee shall be made only pursuant to: (x) Rule 144; (y) a Registration Statement under the Securities Act that is effective and current with respect to the sale of shares of Common Stock being sold; or (z) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the Grantee shall, prior to any offer of sale or sale of such shares of Common Stock, provide the Corporation (unless waived by the Corporation) with a favorable written opinion of counsel, in form and substance satisfactory to the Corporation, as to the applicability of such exemption to the proposed sale or distribution.

(d)    Nothing herein shall be construed as requiring the Corporation to register this Contract, the RSUs or the shares subject to the RSUs under the Securities Act.

(e)    The Corporation may affix appropriate legends upon the certificates for shares of Common Stock issued hereunder and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to: (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act; or (ii) or any other agreement between the Corporation and the Grantee with respect to such shares of Common Stock.

(f)    The Grantee will comply with all applicable laws relating to the grant, issuance and exercise of the RSUs and the disposition of the shares of Common Stock acquired hereunder, including without limitation, federal and state securities and "blue sky" laws.

(g)    The Corporation shall be entitled to withhold from amounts to be paid to the Grantee hereunder any federal, state or local withholding or other taxes or charges which it is from time to time required to withhold.

(h)    The Corporation shall be entitled to rely on an opinion of the independent tax, benefits or securities counsel selected and paid by the Corporation (which may be regular counsel of the Corporation) if any question as to the need or availability of any such a Securities Law exemption or the amount or requirement of any such withholding shall arise.

8.    Mutual Agreement to Arbitrate. (a) Binding Arbitration: The Grantee and the Corporation (on behalf of itself and each other SGRP Company) mutually consent and agree to the resolution by binding arbitration of any and all claims (whether under common law, statute, regulation or otherwise), that the Grantee may have against the Corporation, any other SGRP Company, or any of their respective Representatives, and all successors and assigns of any of them, or that the Corporation or other applicable SGRP Company might have against the Grantee, directly or indirectly arising under or involving this Contract or the RSUs, in each case except for any Arbitration Exclusion as expressly provided (and defined) below. Except only for those Arbitration Exclusions, binding arbitration shall replace going before any government agency or a court for a judge or jury trial, and neither the Grantee, nor the Corporation nor any other applicable SGRP Company is permitted to bring any claim or action before any such entity. The Grantee and the Corporation (on behalf of itself and each other applicable SGRP Company) each waive the right to have a court or jury trial on any arbitrable claim. For clarity, the Corporation and at least one other applicable SGRP Company may (and sometimes will) all be involved in the same services or issues, and Grantee therefore agrees that any disputes that Grantee has with the Corporation or other SGRP Company shall be subject to binding arbitration as set forth in this Contract. "Arbitration Exclusion" shall mean any action, suit or other proceeding: (i) seeking any temporary or other injunction or restraining order or similar equitable relief in any jurisdiction; (ii) seeking any enforcement of any arbitration or court award or judgment in any jurisdiction; (iii) respecting any appeal of any lower court or arbitration decision; or (iv) any claim that as a matter of law is not arbitrable.

(b)    Arbitration Law, Rules, Venue and Discovery: The Federal Arbitration Act ("FAA") shall govern this section, or if for any reason the FAA does not apply, the arbitration law of the state in which the Grantee last rendered labor or services to the Corporation or other applicable SGRP Company. Arbitration will be conducted pursuant to the applicable rules of the Judicial Arbitration and Mediation Services, Inc. ("JAMS"); provided, however, that if JAMS does not have an office within 200 miles of the place where the Grantee last rendered labor or services to the Corporation or other applicable SGRP Company, then the arbitration will be conducted pursuant to the rules of the American Arbitration Association ("AAA"). The arbitration will take place at the JAMS (or AAA) office closest to the place where the Grantee last rendered labor or services to the Corporation or other applicable SGRP Company. Each party to the arbitration shall have the right to take depositions of four (4) fact witnesses and any expert witness designated by another party. Each party to the arbitration also shall have the right to make requests for production of documents to any party and to subpoena documents from third parties to the extent allowed by law. Requests for additional depositions or discovery may be made to the arbitrator. The arbitrator may grant such additional discovery if the arbitrator finds that the party has demonstrated that it needs that discovery to adequately arbitrate the claim, taking into account the parties' mutual desire to have a speedy, less formal, cost-effective dispute-resolution mechanism. The JAMS rules are available at www.jamsadr.com, and the AAA rules are available at www.adr.org.

(c)    No Class or Collective Action; Government Complaints: Notwithstanding any provision of the JAMS (or AAA) rules, arbitration shall occur on an individual basis only. The Grantee and the Corporation (on behalf of itself and each other SGRP Company) each waive the right to initiate, participate in, or recover through, any class or collective action available to it. Nothing in this Contract prevents the Grantee, the Corporation or other applicable SGRP Company from filing or recovering pursuant to a complaint, charge, or other communication with any federal, state or local governmental or law enforcement agency.

(d)    Arbitration Fees and Costs: The Corporation will be responsible for paying any filing fee and the fees and costs of the arbitrator; provided, however, that if the Grantee is the arbitration party initiating the claim, the Grantee will contribute an amount equal to the filing fee to initiate a claim in the court of general jurisdiction in the state in which the Grantee last rendered Services to the Corporation or other applicable SGRP Company. Each party to the arbitration shall pay in the first instance its own arbitration and litigation costs and attorneys' fees, if any. However, if any party prevails on a statutory claim that affords the prevailing party attorneys' fees and/or arbitration or litigation costs, or if there is a written Contract providing for attorneys' fees and/or litigation costs, the arbitrator shall rule upon a motion for attorneys' fees and/or litigation costs under the same standards a court would apply under the law applicable to the claim(s) at issue.

9.    Consent to Governing Law, Jurisdiction and Venue; Waiver of Personal Service, Etc. To the greatest extent permitted by applicable law, this Contract shall be governed by and construed in accordance with the applicable federal law of the United States of America, the Uniform Commercial Code and General Corporation Law of the State of Delaware, and to the extent not governed by such federal law or Delaware law, by the applicable law of the State of Michigan, in each case other than those conflict of law rules that would defer to the substantive laws of another jurisdiction. Without in any way limiting the Parties agreement to binding arbitration, each Party hereby consents and agrees that the District Court of the State of Michigan for the County of Oakland and the United States District Court for the Eastern District of Michigan each shall have personal jurisdiction and proper venue with respect to any claim or dispute between the Grantee and the Corporation respecting this Contract; provided that the foregoing consent shall not deprive any Party or beneficiary of the right in its discretion to demand binding arbitration as provided in this Contract, or to voluntarily commence or participate in any other forum having jurisdiction and venue or deprive any Party of the right to appeal the decision of any such arbitrator court to a proper appellate court located elsewhere. In any claim or dispute respecting this Contract, no Party will raise, and each Party hereby absolutely, unconditionally, irrevocably, expressly and forever waives, any objection or defense to any such jurisdiction as an inconvenient forum. Each Party hereby absolutely, unconditionally, irrevocably, expressly and forever waives personal service of any arbitration demand, summons, complaint or other process on the Party or any authorized agent for service of the Party in any claim or dispute respecting this Contract. Each Party hereby acknowledges and agrees that any arbitration demand service of process may be made upon the Party by or on behalf of the other Party by: (i) certified, registered or express mail; (ii) FedEx or other courier; (iii) fax; (iv) hand delivery; or (v) any manner of service available under the applicable law, in each case at his or her address set forth above or as such other address as may be designated by the Party in a written notice received by SGRP. Each Party acknowledges and agrees that a final decision in any arbitration or any final judgment in any action, suit or proceeding shall be conclusive and binding upon the Parties and may be enforced against the applicable Party by an action, suit or proceeding in such other jurisdiction. To the extent that the Grantee may be entitled to immunity from suit in any jurisdiction, from the jurisdiction of any court or from any other legal process, each Party hereby absolutely, unconditionally, irrevocably, expressly and forever waives such immunity. In any action, suit or proceeding, in any jurisdiction brought by either the Corporation or the Grantee against the other party, each Party hereby absolutely, unconditionally, irrevocably, expressly and forever waives trial by jury.

10.    Mutual Survival of Obligations and Agreements, Etc. Except as otherwise expressly provided in this Contract, each of the representations, agreements and obligations of the Parties contained in this Contract (including Sections 7 through 18 and the Mutual Interpretations): shall be absolute and unconditional; and shall survive the execution and delivery of this Contract; shall remain and continue in full force and effect in accordance with its terms without regard to: the end of the Grantee's employment with the Corporation or other applicable SGRP Company; or (ii) any dispute involving any aspect of his or her employment or this Contract.

11.    Mutual Successors and Assigns; Assignment; Intended Beneficiaries. This Contract and the RSUs are not assignable, pledgable or otherwise transferable by the Grantee other than by will or the laws of descent and distribution, provided, however, this Section shall not apply to a gratuitous transfer to: (i) the Grantee's spouse, children or grandchildren (the "Family Members"); or (ii) a trust established by the Grantee for the benefit of the Grantee or the Grantee's Family Members; or (iii) a partnership in which such Immediate Family Members are the only partners; provided that in all cases the Board of Directors or its delegate consents to such transfer and the transferee agrees in writing on a form prescribed by the Corporation to be bound by all provisions of this Contract. Without in any limiting the preceding restrictions, whenever in this Contract reference is made to any person, such reference shall be deemed to include the successors, assigns, and legal Representatives of such person, and, without limiting the generality of the foregoing, all representations, warranties, covenants and other Contracts made by or on behalf of such Party in this Contract shall inure to the benefit of the successors and assigns of the other Party. The representations, Contracts and other provisions of this Contract (including injunctive relief and arbitration) are for the exclusive benefit of the Parties hereto and the other SGRP Companies, and, except as otherwise expressly provided herein, no other person shall have any right or claim against any Party by reason of any of those provisions or be entitled to enforce any of those provisions against any Party. The provisions of this Contract are expressly intended to benefit each SGRP Company, which may enforce any such provisions directly, irrespective of whether the Corporation participates in such enforcement. However, no SGRP Company other than the Corporation shall have, or shall be deemed, interpreted or construed to have, any obligation or liability to the Grantee under this Contract or otherwise.

12.    Interpretation, Headings, Severability, Reformation, Etc. The Parties agree that the provisions of this Contract have been negotiated, shall be construed fairly as to all Parties, and shall not be construed in favor of or against any Party. The section headings in this Contract are for reference purposes only and shall not affect the meaning or interpretation of this Contract. In the event that any provision of this Contract shall be determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by a court or other governmental authority having jurisdiction and venue because of the scope or duration of any such provision, the Parties agree that such court or other governmental authority shall have the power, and is hereby requested by the Parties, to reduce the scope or duration of such provision to the maximum permissible under applicable law so that said provision shall be enforceable in such reduced form. In the event that any provision of this Contract shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable (in whole or in part) pursuant to applicable law by an court or other governmental authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (a) by or before that court or other governmental authority of the remaining provision of this Contract, which shall be enforced as if the unenforceable provision were deleted or limited to the extent provided by such determination, in each case unless the deletion or limitation of the unenforceable provision would impair the practical realization of the principal rights and benefits of the SGRP Companies hereunder (if and to the extent so limited); or (b) by or before any other court or other governmental authority of any of the provisions of this Contract.

13.    Mutual Non-Waiver by Action, Cumulative Rights, Etc. Any waiver or consent from any Party or (as to its rights) any SGRP Company respecting any provision of this Contract shall be effective only in the specific instance for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of any Party at any time to require performance of, or to exercise or enforce its rights or remedies with respect to, any provision of this Contract shall not affect the right of any Party at a later time to exercise or enforce any such provision. No notice to or demand on any Party shall entitle such Party to any other or notice or demand in similar or other circumstances. All rights, remedies and other interests of each Party hereunder are cumulative and not alternatives, and they are in addition to (and shall not limit) any other right, remedy or other interest of any Party under this Contract or applicable law.

14.    Mutual Waiver of Jury Trial, All Waivers Intentional, Etc. In any action, suit or proceeding in any jurisdiction brought against the Grantee by the Corporation or any other SGRP Company, or vice versa, each Party and the Corporation each waive trial by jury. This waiver of jury trial by each Party, and each other waiver, release, relinquishment or similar surrender of rights (however expressed) expressly made by a Party in this Contract has been absolutely, unconditionally, irrevocably, knowingly and intentionally made by such Party.

15.    Mutual Counterparts; Amendments. This Contract or any supplement, modification or amendment to this Contract may have been executed in writing or approved electronically in counterpart copies of the document or of its signature page, each of which may have been delivered by mail, courier, telecopy or other electronic or physical means, but all of which, when taken together, shall constitute a single Contract binding upon all of its signing or approving parties. This Contract: (i) may not be supplemented, modified, amended, restated, waived, extended, discharged, released or terminated orally; (ii) may only be supplemented, modified or amended in a document executed in writing and/or approved electronically by all of the Parties hereto specifically referencing this Contract by date, title, parties and provision(s) being amended; and (iii) may only be waived, released or terminated in a document executed in writing and/or approved electronically by each Party or other person against whom enforcement thereof may be sought.

16.    Withholding. The Corporation may withhold cash and/or shares of Common Stock to be issued to the Grantee in the amount which the Corporation determines is necessary to satisfy its obligation to withhold taxes or other amounts incurred by reason of the grant or vesting of RSUs or the disposition of the underlying shares of Common Stock. Alternatively, the Corporation may require the Grantee to pay the Corporation such amount in cash promptly upon demand.

17.     Compliance with Section 409A of the Code. This Contract is intended to comply with the "short-term deferral" rule set forth in Treasury Regulation Section 1.409A-1(b)(4). However, if this Contract fails to satisfy the requirements of the short-term deferral rule and is otherwise not exempt from, and therefore deemed to be deferred compensation subject to, Section 409A of the Code, and if Grantee is a "Specified Employee" (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), then the issuance of any shares that would otherwise be made upon the date of the separation from service or within the first six (6) months thereafter will not be made on the originally scheduled dates and will instead be issued in a lump sum on the date that is six (6) months and one day after the date of the separation from service, with the balance of the shares issued thereafter in accordance with the original vesting and issuance schedule, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of taxation on Grantee in respect of the shares under Section 409A of the Code. Each installment of shares that vests is a "separate payment" for purposes of Treasury Regulation Section 1.409A-2(b)(2).

18.    Entire Agreement. Each Party acknowledges and agrees that, in entering into this Contract, it has not directly or indirectly received or acted or relied upon any representation, warranty, promise, assurance or other agreement, understanding or information (whether written, electronic, oral, express, implied or otherwise) from or on behalf of the other Party, or (in the case of the Grantee) from any other SGRP Company, or any of their respective Representatives, respecting any of the matters contained in this Contract, except for those expressly set forth in this Contract. Except for any Separate Agreement: this Contract (including all exhibits and schedules) contains the entire Contract and understanding of the Parties and supersede and completely replace all prior and other representations, warranties, promises, assurances and other Contracts, understandings and information, whether written, electronic, oral, express, implied or otherwise, from a Party or between them, or (in the case of the Grantee) from any other SGRP Company, with respect to the RSUs and the related matters contained in this Contract.

In Witness Whereof, and in consideration of the provisions set forth in this Contract and other good and valuable consideration (the receipt and adequacy of which is hereby acknowledged by each of them), the Parties hereto have executed and delivered this Contract intending to be legally bound by it and for it to be effective as of the earliest of date first written above and the dates written below:

EMPLOYER:	GRANTEE:
SPAR Group, Inc.	William Linnane
By: /s/ Mike Matacunas	/s/ William Linnane
[ ▲ Officer's Signature ▲] Mike Matacunas, CEO	[ ▲ Grantee's Signature ▲ ]
Employer's Current Address:	Employee's Current Address:
1910 Opdyke Court, Auburn Hills, MI 48326	22438 North Greenmeadow Drive
ATTN: Human Resources Department	Kildeer, IL 60047
Dated as of: August 2, 2021	Dated as of: August 2, 2021

EXHIBIT A – MUTUAL DEFINITIONS AND INTERPRETATIONS

The definitions, interpretations and other provisions of this Exhibit A shall apply to, and are hereby incorporated by reference into, this Contract and each schedule and exhibit. Capitalized terms shall have the meanings assigned to them in this Exhibit, and terms not so defined shall have the meanings assigned to them elsewhere in this Contract.

I.         Certain Defined Terms

"Affiliate" of a referenced person shall mean: (i) any direct or indirect subsidiary or parent of such person; (ii) any other person directly or indirectly controlling, controlled by or under common control with the referenced person, whether through ownership, by contract, arrangement or understanding or otherwise; (iii) any person (a "Significant Shareholder") that has more than ten (10) percent of the equity of, profits from or voting power respecting a referenced person, whether beneficially or otherwise; (iv) any director, officer, partner, manager or other executive of a referenced person (an "Officer"); (v) any member of the immediate family of any Significant Shareholder or Officer of the referenced person, including any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, wherever residing (each a "Relative"); (vi) any other person in which a Significant Shareholder, Officer or Relative of the referenced person also is a Significant Shareholder or Officer of such other person; or (vii) any other person that is, or is deemed to be, an affiliate, family member or other related party of the referenced person under any Applicable Law. However, no Party shall (for the purposes of this Contract) be treated as or deemed to be an Affiliate or Representative of the other Party. "Accounting Standards" shall mean the generally accepted accounting standards then in effect, as established, supplemented, modified, amended, restated or replaced from time to time by the Financial Accounting Standards Board and other generally recognized U.S. accounting authorities.

"Applicable Law" shall mean, to the extent applicable: (i) any Exchange Rules; (ii) ERISA, the Code or other federal tax or similar law; (iii) the Securities Law and other federal law of the United States of America; (iv) the DEGCL and the DEUCC; (v) to the extent that such federal law is not dispositive and does not preempt local law, and the DEGCL and DEUCC are not applicable, the Applicable Law of the State of Michigan; and (vi) to the extent the foregoing are inapplicable, any other applicable federal, state, territorial, provincial, county, municipal or other governmental or quasi-governmental law, statute, ordinance, requirement or use or disposal classification or restriction; whether domestic or foreign; in each case: (A) including (without limitation) any and all rules and regulations promulgated under any of the foregoing and then in effect; and (B) as the same may be adopted, supplemented, modified, amended or restated from time to time or any corresponding or succeeding law or provision.

"Business Day" shall mean any day other than: (i) any Saturday or Sunday; or (ii) any day the Securities and Exchange Commission is closed.

"Cause" shall mean, in connection with the termination of an Awardee: (I) "cause", as such term (or any similar term, such as "with cause", "Termination for Cause", or the like) is defined in any employment, consulting, severance, or other applicable agreement for services or termination agreement between such Awardee and any SGRP Company or SGRP Consultant; or (II) in the absence of such an agreement, "cause" as such term is defined in the Contract executed by the Corporation and such Awardee pursuant to Section 10; or (III) in the absence of both of the foregoing, any of the following reasons: (other than where the applicable events are based upon or also constitute good reason for the Awardee's actions): (i) the Awardee's willful, grossly negligent or repeated breach (whether through neglect, negligence or otherwise) in any material respect of, or the Awardee's willful, grossly negligent or repeated nonperformance, misperformance or dereliction (whether through neglect, negligence or otherwise) in any material respect of any of his or her duties and responsibilities to any SGRP Company or the Awardee's employer, whether under, any agreement or document with any SGRP Company or the Awardee's employer, any of the directives, ethics or other codes, controls, policies or procedures of any SGRP Company or the Awardee's employer adopted or implemented from time to time, or otherwise, in each case other than in connection with any excused absence or diminished capacity; (ii) the gross or repeated disparagement by the Awardee of the business or affairs of the Corporation, any SGRP Company, Awardee's employer or any of their Representatives that in the reasonable judgment of SGRP adversely affected or would be reasonably likely to adversely affect the operations or reputation of any such person; (iii) any resume, application, report or other information furnished to any SGRP Company or Awardee's employer by or on behalf of the Awardee shall be in any material respect untrue, incomplete or otherwise misleading when made or deemed made; (iv) the Awardee is indicted for, charged with, admits or confesses to, pleads guilty or no contest to, adversely settles respecting or is convicted of: (A) any willful dishonesty or fraud (whether or not related to any SGRP Company or Awardee's employer); (B) any material breach of any Applicable Law; (C) any assault or other violent crime; (D) any theft, embezzlement or willful destruction by the Awardee of any asset or property of any SGRP Company or Awardee's employer or any of their respective representatives, customers or vendors; (E) any other misdemeanor involving moral turpitude; or (F) any other felony; (v) alcohol or drug abuse by the Awardee; or (vi) any other event or circumstance that constitutes cause for termination of an employee under Applicable Law and is not described in another clause of this subsection; provided, however, that termination for Cause shall not be considered present unless the same has been determined by the SGRP SGRP Compensation Committee in their sole and absolute discretion.

"Charter" shall mean, as and to the extent applicable, the By-Laws of the Corporation, as amended, the charter of the SGRP Compensation Committee or other applicable SGRP Committee, as amended, and all resolutions of the Board, SGRP Compensation Committee or such other committee having continuing effect.

"Code" shall mean the Internal Revenue Code of 1986, as amended, and any and all rules and regulations promulgated thereunder and then in effect.

"DEGCL" shall mean the General Corporation Law of the State of Delaware, as amended.

"DEUCC" shall mean Article 8 of the Uniform Commercial Code of the State of Delaware, as amended.

"Disability" shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

"Exchange Rules" shall mean the charter or other organizational or governance document or listing or other requirements of the applicable national securities exchange or market on which SGRP's stock is listed or quoted (currently Nasdaq), or any other applicable self-regulatory or governing body or organization, and the rules and regulations promulgated thereunder, as the same may be adopted, supplemented, modified, amended or restated from time to time or any corresponding or succeeding rule, regulation or provision.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any and all rules and regulations promulgated thereunder and then in effect.

"Fair Market Value" shall mean the fair market value of a share of Common Stock on any day that shall be: (i) if the principal market for the Common Stock is a national securities exchange, the closing sales price per share of the Common Stock on such day as reported by such exchange or on a consolidated tape reflecting transactions on such exchange; or (ii) if the principal market for the Common Stock is not a national securities exchange, the average of the closing bid and asked prices per share for the Common Stock on such day as reported on the OTC Bulletin Board Service or by National Quotation Bureau, Incorporated or a comparable service; provided, however, that if clauses (i) and (ii) of this subsection are all inapplicable because the Corporation's Common Stock is not publicly traded, or if no trades have been made or no quotes are available for such day, the fair market value of a share of Common Stock shall be determined by the Administrators by any method consistent with the provisions of the Code, ERISA, Securities Law, Exchange Rules and Accounting Standards applicable to the relevant Awards.

"Legal Representative" shall mean the executor, administrator or other person who at the time is entitled by law to exercise the rights of a deceased or incapacitated Awardee with respect to an Award.

"Representative" shall mean any shareholder, partner, member, director, executive, manager, officer, employee, contractor or subcontractor (in each case excluding a Party in the case of the other Party and excluding both Parties in the case of a Third Party), attorney, agent or other representative of the referenced person or any of its subsidiaries or other Affiliates. The Corporation's Representatives include (without limitation) the field administrators and the independent field merchandisers, technicians and other specialists engaged by the Corporation or its Affiliates and utilized in the Services.

"Retires" and "Retirement" shall mean the voluntary termination by an Awardee of such person's status as a director (whether or not an employee), officer (whether or not an employee), employee or consultant to any SGRP Company or SGRP Consultant, in each case so long as: (i) such person shall be at least 65 years of age or such younger age as: (A) may be specifically provided for retirement in the applicable Contract or Awardee's written employment, consulting, retirement or termination contract; or (B) the Administrators in their discretion may permit in any particular case or class of cases; and (ii) such person shall not be employed full time by anyone else except as: (A) may be otherwise specifically permitted following retirement in the applicable Contract or Awardee's written employment or consulting or termination contract; or (B) the Administrators in their discretion may permit in any particular case or class of cases.

"Securities Act" shall mean the Securities Act of 1933, as amended, and any and all rules and regulations promulgated thereunder and then in effect.

"Securities Exchange Act" shall mean the Securities Act of 1934, as amended, and any and all rules and regulations promulgated thereunder and then in effect.

"Securities Law" shall mean the Securities Act, the Securities Exchange Act, the Sarbanes-Oxley Act of 2002, as amended, any "blue sky" or other applicable federal or state securities law, or any other comparable law of any applicable jurisdiction, as amended and any and all rules and regulations promulgated thereunder and then in effect.

"SGRP Board" shall mean the Board of Directors of SGRP.

"SGRP By-Laws" shall mean the By-Laws of SGRP, including (without limitation) the charters of the SGRP Audit Committee, SGRP Compensation Committee and the SGRP Governance Committee, as the same may have been and hereafter may be adopted, supplemented, modified, amended or restated from time to time in the manner provided therein.

"SGRP Committee" shall mean the SGRP Board's Audit Committee, the SGRP Board's Compensation Committee, the SGRP Board's Governance Committee or any other committee of the SGRP Board established from time to time, as applicable.

"SGRP Compensation Committee" shall mean the SGRP Board's Compensation Committee.

"SGRP Company" shall mean SPAR Group, Inc., a Delaware corporation ("SGRP"), or any direct or indirect subsidiary of SGRP. The subsidiaries of SGRP at the referenced date are listed in Exhibit 21.1 to SGRP's most recent Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission (a copy of which can be viewed at the Corporation's website (www.sparinc.com) under the tab/sub-tab of Investor Relations/SEC Filings).

II.         Singular and Plural Forms, Headings, No Third Party Beneficiaries, and other Interpretations.

In this Contract, the Parties expressly agree that: (a) the meaning of each capitalized term or other word or phrase defined in singular form also shall apply to the plural form of such term, word or phrase, and vice versa; each singular pronoun shall be deemed to include the plural variation thereof, and vice versa; and each gender specific pronoun shall be deemed to include the neuter, masculine and feminine, in each case as the context may permit or required; (b) any bold text, italics, underlining or other emphasis, any table of contents, or any caption, section or other heading is for reference purposes only and shall not affect the meaning or interpretation of this Contract; (c) the word "event" shall include (without limitation) any event, occurrence, circumstance, condition or state of facts; (d) this Contract includes each schedule and exhibit hereto and each SOW, all of which are hereby incorporated by reference into this Contract, and the words "hereof", "herein" and "hereunder" and words of similar import shall refer to this Contract (including all schedules and exhibits hereto) and the applicable statement(s) of work as a whole and not to any particular provision of any such document; (e) the words "include", "includes" and "including" (whether or not qualified by the phrase "without limitation" or the like) shall not in any way limit the generality of the provision preceding such word, preclude any other applicable item encompassed by the provision preceding such word, or be deemed or construed to do so; (f) unless the context clearly requires otherwise, the word "or" shall have both the inclusive and alternative meaning represented by the phrase "and/or"; (g) each reference to any financial or reporting control or governing document or policy of the Corporation shall include those of its ultimate parent, SGRP, or any Nasdaq or SEC rule or other Applicable Law, whether generically or specifically, shall mean the same as then in effect; (h) each provision of this Contract shall be interpreted fairly as to each Party irrespective of the primary drafter of such provision; (i) the provisions of this Contract are for the exclusive benefit of the Parties hereto, and except as otherwise expressly provided herein with respect to a Party's Affiliates and their Representatives (e.g., confidentiality, indemnification or the like), no other person (including any creditor), shall have any right or claim against any Party by reason of any of those provisions or be entitled to enforce any of those provisions against any Party; (j) and (k) all references in this Contract to dollars ($) shall mean U.S. Dollars unless otherwise specified.